Filed Pursuant to Rule 424(b)(7)
Registration No. 333-135093
The filing fee of $45,020.25 is calculated in accordance with Rule 457(r) of the Securities Act of 1933. Pursuant to Rule 457(q), the filing fee of $215,390.00 transmitted by the registrant in connection with the previously registered and unsold securities registered pursuant to a Registration Statement on Form S-3 (Reg. No. 333-115329) filed on May 10, 2004, is offset against the registration fee due in connection with this offering in the amount of $420,750,000. No additional registration fee has been paid with respect to this offering.
PROSPECTUS SUPPLEMENT

(To Prospectus dated June 16, 2006)
33,000,000 Shares
Allied Waste Industries, Inc.
Common Stock

Funds affiliated with Apollo Management, L.P. are the selling stockholders in this offering. The selling stockholders are offering 33,000,000 shares of our common stock in an underwritten offering, which is referred to herein as “this offering.” The selling stockholders will receive all of the proceeds from the sale of the shares.
The common stock is listed on the New York Stock Exchange under the symbol “AW.” The last reported sale price of the common stock on November 16, 2006 was $13.08 per share.
See “Risk factors” beginning on page 2 of the accompanying prospectus to read about factors you should consider before buying shares of the common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total

Public offering price	$12.75	$420,750,000

Underwriting discounts and commissions	$0.05	$1,650,000

Proceeds, before expenses, to the selling stockholders	$12.70	$419,100,000

The underwriter is offering the shares of our common stock as set forth under “Underwriting.” Delivery of the shares of common stock will be made on or about November 22, 2006.
UBS Investment Bank
The date of this prospectus supplement is November 16, 2006.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us is current only as of their respective dates.

Prospectus Supplement
Prospectus

About this prospectus supplement
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us is accurate as of the respective date on their front covers. Our business, financial condition, results of operations and prospects may have changed since that date.
We provide information to you about this offering in two separate documents that are combined together. The first document is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to the prospectus, we are referring to both documents combined. If information in the prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

Where you can find more information
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 filed by us with the Securities and Exchange Commission, or the “Commission,” under the Securities Act of 1933, as amended, or the “Securities Act.” We also file annual, quarterly and special reports, proxy statements and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, which we refer to collectively as the “Exchange Act.” You may read and copy any document we file with the Commission at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public at the Commission’s web site at http://www.sec.gov.
The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K) until this offering is completed or terminated.
(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed March 3, 2006;
(b) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006, filed May 3, 2006, June 30, 2006, filed August 2, 2006 and September 30, 2006, filed November 3, 2006;
(c) Our Proxy Statement related to the annual meeting held on May 25, 2006, filed April 21, 2006; and

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(d) Our Current Reports on Form 8-K, filed January 5, 2006, February 14, 2006, March 21, 2006, May 3, 2006, May 5, 2006, May 16, 2006 (Item 8.01 only), May 17, 2006, June 27, 2006, August 9, 2006 and August 31, 2006.
We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Investor Relations
Allied Waste Industries, Inc.
18500 North Allied Way
Phoenix, Arizona 85054
(480) 627-2700
You may also obtain copies of these filings, at no cost, by accessing our website at http://www.alliedwaste.com. However, the information found on our website is not considered part of this prospectus supplement.
You should rely only on the information provided in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us. We have not authorized anyone else to provide you with different information.

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Prospectus supplement summary
THE OFFERING

Common stock offered by the selling stockholders	33,000,000 shares

Common stock outstanding	367,993,687 shares

New York Stock Exchange symbol	AW
The number of shares of common stock outstanding is based on shares outstanding as of October 27, 2006, and excludes:

•	approximately 21.9 million shares of common stock for issuance with respect to currently outstanding stock options and restricted stock units;

•	approximately 75.9 million shares reserved for issuance upon the conversion of our 6 1/4% Series D Senior Mandatory Convertible Preferred Stock. Pursuant to its terms, on March 1, 2008, each share of our Series D Senior Mandatory Convertible Preferred Stock will automatically convert into not more than 31.6456 shares and not less than 25.3165 shares of our common stock, subject to customary anti-dilution adjustments, if such shares have not been previously converted. As of the date of this prospectus supplement, there were 2,400,000 shares of our Series D Senior Mandatory Convertible Preferred Stock outstanding; and

•	approximately 11.3 million shares reserved for issuance upon the conversion of our 4 1/4% senior subordinated convertible debentures due 2034.
PRINCIPAL EXECUTIVE OFFICE
We are incorporated in Delaware and our principal executive office is located at 18500 North Allied Way, Phoenix, Arizona 85054. Our telephone number is (480) 627-2700 and our web site is www.alliedwaste.com. The information that appears on our web site is not part of this prospectus supplement.
RISK FACTORS
See the section entitled “Risk factors” on page 2 of the accompanying prospectus for a discussion of certain factors you should consider carefully before deciding to invest in our common stock.
USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders will receive all of the net proceeds from the sale of the shares in this offering.

Price range of common stock
Our common stock, $0.01 par value, is traded on the New York Stock Exchange under the symbol “AW.” The high and low closing sales prices per share for the periods indicated were as follows:

	High	Low

Year Ended December 31, 2004:
First Quarter	$14.36	$11.92
Second Quarter	13.82	11.94
Third Quarter	12.85	8.69
Fourth Quarter	9.34	8.00
Year Ended December 31, 2005:
First Quarter	$9.09	$6.95
Second Quarter	8.24	6.98
Third Quarter	9.16	7.80
Fourth Quarter	9.21	7.80
Year Ended December 31, 2006:
First Quarter	$12.24	$8.53
Second Quarter	14.26	10.66
Third Quarter	11.27	9.78
Fourth Quarter (through November 16, 2006)	13.50	11.19
On November 16, 2006, the closing sale price of our common stock on the New York Stock Exchange was $13.08 per share. At the close of business on November 16, 2006, there were 516 holders of record of our common stock.

Dividend policy
We have not paid dividends on our common stock and do not anticipate paying any dividends in the foreseeable future. The terms of our senior credit facility currently prohibit us from paying cash dividends on our capital stock. The terms of our indentures also restrict us from paying cash dividends on our capital stock. In addition, under the terms of our Series D senior mandatory convertible preferred stock, we are restricted from paying any cash dividends on our common stock if we are not current in our dividend payments with respect to such preferred stock. We are not prohibited or restricted under our debt agreements or the terms of our preferred stock from paying any dividends in the form of our common stock on our capital stock.

Selling stockholders
The following table sets forth, as of the date of this prospectus supplement, the names of the selling stockholders, their beneficial ownership prior to and after the completion of this offering and the number of shares of common stock that each selling stockholder will sell in this offering using this prospectus supplement.
Additional information with respect to the selling stockholders and their relationships with us is provided under the captions “The Board of Directors, Committees and Corporate Governance,” “Voting Agreements Regarding the Election of Directors” and “Certain Relationships and Related Transactions” in our Proxy Statement incorporated by reference herein and in the Current Report on Form 8-K filed August 31, 2006, incorporated by reference herein.

	Number of				Number of Shares
	Shares Owned Prior				Owned After
	to this Offering			Shares Being	this Offering
				Sold in the
Name and Address of Beneficial Owner	Number		%(1)	Offering	Number	%(1)

Apollo Investment Fund III, L.P.	25,461,653		6.9%	12,776,338	12,685,315	3.4%
Apollo Overseas Partners III, L.P.	1,672,338		*	839,158	833,180	*
Apollo (U.K.) Partners III, L.P.	1,035,588		*	519,645	515,943	*
Apollo Investment Fund IV, L.P.	31,401,337		8.5%	15,756,797	15,644,540	4.3%
Apollo/ AW LLC	4,420,000		1.2%	2,217,901	2,202,099	*
Apollo Overseas Partners IV, L.P.	1,748,663		*	877,457	871,206	*
AIF III AWI RR LLC	25,318		*	12,704	12,614	*
c/o Apollo Advisors, II, L.P. 10250 Constellation Blvd, Suite 2900 Los Angeles, CA 90067

Total	65,764,897	(2)	17.9%	33,000,000	32,764,897	8.9%

*	Represents less than 1%

(1)	For purposes of this table, information as to the percentage of shares owned is calculated based on 367,993,687 shares of common stock outstanding as of October 27, 2006.

(2)	This total represents shares held prior to this offering by Apollo Investment Fund III, L.P. (25,461,653 shares), Apollo Overseas Partners III, L.P. (1,672,338 shares), Apollo (UK) Partners III, L.P. (1,035,588 shares), AIF III AWI RR LLC (25,318 shares), Apollo Investment Fund IV, L.P. (31,401,337 shares), Apollo Overseas Partners IV, LP (1,748,663 shares), and Apollo/ AW LLC (4,420,000 shares) (collectively, the “Apollo Investors”). Apollo Advisors II, L.P., Apollo Advisors IV, LP, Apollo Management, L.P. and/or Apollo Management IV, L.P. (together with affiliated investment managers, “Apollo Advisors”) serve as general partner and/or manager for each of the Apollo Investors, each of which is affiliated with one another. Messrs. Joshua J. Harris and Steven Martinez and Ms. Stephanie Drescher, who serve as directors of Allied Waste, are principals of Apollo Advisors and each disclaims beneficial ownership of the shares of our common stock owned by the Apollo Investors.

Although Mr. Antony P. Ressler, a director on our board of directors, is a shareholder designee, he is not a principal of the Apollo Investors and therefore disclaims any beneficial ownership of the shares of our common stock owned by the Apollo Investors.

Underwriting
We, the selling stockholders and UBS Securities LLC, as underwriter, have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase all of the 33,000,000 shares offered hereby.
Shares sold by the underwriter to the public will initially be offered at the offering price set forth on the cover of this prospectus supplement. Investors who purchased in this offering may incur a trading commission of up to $.05 per share. If all the shares are not sold at the public offering price, the underwriter may change the offering price and the other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriter.
The following table shows the per share and total underwriting discounts and commissions the selling stockholders will pay to the underwriter:

Per share	$0.05
Total	$1,650,000
Subject to certain exceptions, our Chief Executive Officer, Chief Financial Officer, certain of our shareholders that are affiliates of The Blackstone Group and each selling stockholder has agreed that, for a period of 60 days from the date of this prospectus supplement, they will not, without the prior written consent of the underwriter, (i) sell, offer to sell, contract or agree to sell, hypothecate or pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to any common stock or any securities convertible into or exercisable or exchangeable for common stock, or warrants or other rights to purchase common stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or warrants or other rights to purchase our common stock, whether any such transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).
In connection with this offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in this offering. The underwriter will need to close out any short sale by purchasing shares in the open market. The underwriter is likely to create a short position if it is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriter in the open market prior to the completion of this offering.
Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of our common stock, and may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.
We will pay all expenses incurred with respect to the registration and sale of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, and counsel fees for the selling stockholders, which will be borne by the selling stockholders. We estimate that our expenses will be approximately $0.5 million.
We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.
The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Notice to investors
The underwriter has represented, warranted and agreed that:

(a) it has not made or will not make an offer of shares to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000, as amended, (the “FSMA”), except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (the “FSA”);

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of the FSMA does not apply to us; and

(c) it has complied with, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.
The shares may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the shares may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the ”SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
The shares have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and the underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Legal matters
The validity of the shares being sold in this offering will be passed upon for us by Latham & Watkins LLP, New York, New York. The underwriter has been represented by Cravath, Swaine & Moore LLP, New York, New York.

Experts
The consolidated financial statements as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Allied Waste Industries, Inc. for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Browning-Ferris Industries, Inc. (BFI) as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Allied Waste Industries, Inc. for the year ended December 31, 2005 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to BFI’s restatement of its financial statements as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
ALLIED WASTE INDUSTRIES, INC.
Debt Securities, Preferred Stock, Common Stock,
Debt and Equity Warrants, Depositary Shares, Stock Purchase Contracts and
Stock Purchase Units
ALLIED WASTE NORTH AMERICA, INC.
Debt Securities
Fully and Unconditionally Guaranteed by the
Subsidiary Guarantors and Allied Waste Industries, Inc.
AWNA TRUST
Trust Preferred Securities
Fully and Unconditionally Guaranteed by
Allied Waste Industries, Inc.

      The following securities may be offered from time to time:

•	Debt Securities;
•	Shares of Preferred Stock;
•	Shares of Common Stock;
•	Debt and Equity Warrants;
•	Depositary Shares;
•	Stock Purchase Contracts;
•	Stock Purchase Units; and
•	Trust Preferred Securities.
      In connection with the debt securities of Allied Waste North America, Inc., Allied Waste Industries, Inc. and all of its subsidiaries that guarantee our credit facility may, on a joint and several basis, offer full and unconditional guarantees of our obligations under the debt securities. Also, so long as any of our indebtedness other than our senior credit facility is secured, the debt securities may be equally and ratably secured with such other indebtedness and our senior credit facility by the stock and assets of some of our subsidiaries.
      Our common stock is traded on the New York Stock Exchange under the symbol “AW.” We will make applications to list any shares of common stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the supplement to this prospectus will disclose the exchange or market.
      When there is an offer to sell securities, we will provide specific terms of such securities where required in supplements to this prospectus. The securities offered by this prospectus may be offered directly to investors or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

      Investing in our securities involves risks. See “Risk Factors” on page 2.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is June 16, 2006.

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus or any free writing prospectus prepared by us. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any free writing prospectus prepared by us. This prospectus and any accompanying supplement to this prospectus or any free writing prospectus prepared by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus or any free writing prospectus prepared by us constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any supplement to this prospectus or any free writing prospectus prepared by us is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or any free writing prospectus prepared by us or make a sale pursuant to this prospectus or a supplement or any free writing prospectus prepared by us, we are not implying that the information is current as of the date of the delivery or sale.

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      In this prospectus:

•	“Allied” or “we,” “us,” or “our” refers to Allied Waste Industries, Inc., the parent of Allied NA, and its direct and indirect subsidiaries on a consolidated basis, including Allied NA;

•	“Allied NA” refers to Allied Waste North America, Inc. and its direct and indirect subsidiaries; and

•	“AWNA Trust” refers to AWNA Trust, a subsidiary of Allied.
      AWNA Trust was formed solely for the purpose of issuing trust preferred securities and has no operating history or independent operations. AWNA Trust was created under the Delaware Statutory Trust Act and will be governed by a declaration of trust (as it may be amended and restated from time to time) among the trustees of AWNA Trust and Allied. The declaration will be qualified under the Trust Indenture Act of 1939, as amended.
      When AWNA Trust issues its trust preferred securities, you and the other holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of AWNA Trust. Allied will acquire all of the issued and outstanding trust common securities of AWNA Trust, representing an undivided beneficial interest in the assets of AWNA Trust of at least 3%.
      AWNA Trust exists primarily for the purposes of:

•	issuing its trust preferred and trust common securities;

•	investing the proceeds from the sale of its securities in Allied NA’s debt securities; and

•	engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding Allied NA’s debt securities.
      The number of trustees of AWNA Trust will initially be three. One of the trustees will be an individual who is an officer or employee of Allied. The second trustee will be U.S. Bank National Association, which will serve as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939, as amended. The third trustee will be U.S. Bank Trust National Association, which has its principal place of business in the State of Delaware.
      U.S. Bank National Association, acting in its capacity as guarantee trustee, will hold for your benefit a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939, as amended.
      Unless otherwise provided in the applicable prospectus supplement, because Allied will own all of the trust common securities of AWNA Trust, Allied will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least three trustees. The terms of AWNA Trust will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.
      The rights of the holders of the trust preferred securities of AWNA Trust, including economic rights, rights to information and voting rights and the duties and obligations of the trustees of AWNA Trust, will be contained in and governed by the declaration of AWNA Trust (as it may be amended and restated from time to time), the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.
      The address of the principal office of AWNA Trust is c/o Allied Waste Industries, Inc., 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260 and the telephone number is (480) 627-2700.
ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the “Commission,” utilizing a “shelf” registration process. Under this shelf registration process, any combination of the securities described in this prospectus may be sold in one or more offerings from time to time. This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading “Where You Can Find More Information.”
      We have not included separate financial statements of AWNA Trust, a special purpose entity, in this prospectus. We do not consider that such financial statements are material to holders of the trust preferred securities because:

•	the trust has no operating history or independent operations; and

•	the trust is not engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding Allied NA’s debt securities and engaging in related activities.
      Furthermore, the combination of Allied NA’s obligations under the debt securities, the associated indentures, the declarations of trust and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that AWNA Trust will file reports with the Commission under the Securities Exchange Act of 1934.
WHERE YOU CAN FIND MORE INFORMATION
      We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933, as amended, or the “Securities Act.” The registration statement contains additional information about us, the debt securities, the preferred stock, our common stock, the debt and equity warrants and the depositary shares. We also file annual, quarterly and special reports, proxy statements and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, which we refer to collectively as the “Exchange Act.” You may read and copy any document we file with the Commission at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public at the Commission’s web site at http://www.sec.gov.
      The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K) until our offering is completed or terminated.

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed March 3, 2006;

(b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed May 3, 2006;

(c) Our Proxy Statement related to the annual meeting held on May 25, 2006, filed April 21, 2006; and

(d) Our Current Reports on Form 8-K, filed January 5, 2006, February 14, 2006 (Items 1.01, 8.01, and 9.01), March 21, 2006, May 3, 2006, May 5, 2006, May 16, 2006 (Item 8.01 only) and May 17, 2006.
      We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Investor Relations
Allied Waste Industries, Inc.
15880 North Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260
(480) 627-2700
      You may also obtain copies of these filings, at no cost, by accessing our website at http://www.alliedwaste.com; however, the information found on our website is not considered part of this prospectus.
      You should rely only on the information provided in this prospectus and any supplement or incorporated by reference. We have not authorized anyone else to provide you with different information.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus, including the documents that we incorporate by reference, contains both historical and forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the Commission. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements, including the factors described under the heading “Risk Factors” and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

THE COMPANY
Overview
      We are the second largest, non-hazardous solid waste management company in the United States. We provide collection, transfer, recycling and disposal services for residential, commercial and industrial customers. We operate as a vertically integrated company which entails picking up waste from businesses and residences and disposing of that waste in our own landfills to the extent that it is economically beneficial. This allows us greater stability in and control over the waste flow into our landfills and, therefore, greater control over the cash flow stability in our business. As of December 31, 2005, we served our customers through a network of 310 collection companies, 166 transfer stations, 169 active landfills and 57 recycling facilities in 37 states and Puerto Rico.
Business Strategy
      Our business strategy is aimed at increasing revenue and earnings through profitable growth, improving returns on invested capital and maximizing free cash flow to repay debt. The components of this strategy include:

•	operating vertically integrated non-hazardous solid waste service businesses;

•	implementing best practice programs throughout our organization;

•	managing our businesses locally with a strong operations focus on customer service;

•	maintaining or improving our market position through market rationalization; and

•	maintaining the financial capacity and effective administrative systems and controls to support on-going operations and future growth.
Industry Trends
      Based on industry data, we estimate that the non-hazardous solid waste industry in the United States generates approximately $47 billion of annual revenue from publicly-traded companies, municipalities and privately-held companies. Publicly-traded companies generated approximately 60% of the revenues. Presently, the three largest publicly-traded companies in the waste management industry in the United States generate a substantial majority of the public company revenues.

RISK FACTORS
      You should carefully consider the risk factors set forth below and the risk factors incorporated by reference in our Form 10-K for the fiscal year ended December 31, 2005, filed on March 3, 2006, and all of the information set forth in this prospectus and any accompanying prospectus supplement before investing in our securities.
Risks Related to our Debt Securities

Our significant leverage may make it difficult for us to service our debt and operate our business.
      We have had and will continue to have a substantial amount of outstanding indebtedness with significant debt service requirements. At March 31, 2006, our consolidated debt was approximately $7.2 billion and our debt to total capitalization was 67.4%. The degree to which we are leveraged could have negative consequences to our business and financial condition. For example, it could:

•	make it more difficult for us to service our debt obligations;

•	limit cash flow available for working capital and capital expenditures to fund organic growth and cash flow for other general corporate purposes because a substantial portion of our cash flow from operations must be dedicated to servicing debt;

•	increase our vulnerability to economic downturns in our industry;

•	increase our vulnerability to interest rate increases to the extent any of our variable rate debt is not hedged, which could result in higher interest expense;

•	place us at a competitive disadvantage compared to our competitors that have less debt in relation to cash flow;

•	limit our flexibility in planning for or reacting to changes in our business and our industry;

•	limit, among other things, our ability to borrow additional funds or obtain other financing capacity in the future for working capital, capital expenditures or acquisitions; and

•	subject us to a greater risk of noncompliance with financial and other restrictive covenants in our indebtedness. The failure to comply with these covenants could result in an event of default which, if not cured or waived, could have a material negative effect on us.
      We and our subsidiaries may be able to incur substantial additional indebtedness in the future. As of March 31, 2006, our debt agreements permitted us to incur substantial additional indebtedness under various financial ratio tests. As of March 31, 2006, we had $111.4 million of borrowings outstanding under our $1.575 billion revolving credit facility and $431.5 million in letters of credit drawn on the revolving credit facility to support financial assurance purposes, leaving $1.032 billion of availability under the revolving credit facility. To the extent we incur additional debt, the substantial leverage risks described above would increase.

We may not generate a sufficient amount of cash to service our indebtedness and alternatives to service our indebtedness may not be effective.
      Our ability to make payments on our indebtedness will depend on our ability to generate cash flow from operations, which is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate enough cash flow from operations, or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness or to fund other liquidity needs. If we do not have enough cash to service our debt, meet other obligations and fund other liquidity needs, we may be required to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing all or part of our existing indebtedness or seeking additional equity capital. We cannot assure you that any of these alternatives will be effective, including that any refinancings or restructurings would be available on commercially reasonable terms or at all. In addition, the terms of our existing or future debt instruments may restrict us from adopting these alternatives.

We may be unable to refinance or repay our debt at maturity, which would cause us to default under our debt instruments.
      We may need to refinance our senior notes and/or other indebtedness to pay the principal amounts due at maturity. There can be no assurance that we will be able to refinance our debt obligations at maturity on commercially reasonable terms or at all. If we are unable to refinance or repay our debt obligations at maturity, it would constitute an event of default under our debt instruments and our lenders could proceed against the collateral securing that indebtedness. We have also refinanced our debt in the past to extend maturities and reduce higher cost debt, but cannot assure you that we will be able to refinance any of our indebtedness before maturity on commercially reasonable terms or at all in the future.

Covenants in our debt instruments may limit our ability to operate our business and any failure by us to comply with such covenants may accelerate our obligation to repay the underlying debt.
      Our senior credit facility, our indentures and certain of the agreements governing our other indebtedness contain covenants that may limit our ability to operate our business, including covenants that restrict our ability to make distributions or other payments to our investors and creditors unless we satisfy certain financial tests, maintain certain financial ratios or other criteria. For example, our senior credit facility requires us to maintain certain Debt/ EBITDA and EBITDA/ Interest ratios as described in Note 4 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, incorporated by reference herein. In some cases, our subsidiaries are subject to similar restrictions, which may restrict their ability to make distributions to us.
      Our senior credit facility, our indentures and other debt agreements also contain affirmative and negative covenants that, among other items, limit our ability to: incur additional indebtedness, make acquisitions and capital expenditures, sell assets, create liens or other encumbrances, make certain payments and dividends and merge or consolidate. All of these restrictions could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise.
      Our ability to comply with the covenants contained in our debt instruments may be affected by changes in economic or business conditions or other events beyond our control. If we do not comply with these covenants and restrictions, we could be in default under our senior credit facility, our indentures and other debt agreements and the debt, together with accrued interest, could then be declared immediately due and payable. If we default under our senior credit facility, the lenders could cause all of our outstanding debt obligations under such senior credit facility to become due and payable, require us to apply all of our cash to repay the indebtedness under such senior credit facility or prevent us from making debt service payments on any other indebtedness we owe. If we are unable to repay any borrowings when due, the lenders under our senior credit facility could proceed against their collateral, which includes most of the assets we own. In addition, any default under our senior credit facility or other debt agreements could lead to an acceleration of debt under our other debt instruments that contain cross acceleration or cross-default provisions. If the indebtedness under any of our debt instruments is accelerated, we may not have sufficient assets to repay amounts due.

A downgrade in our bond ratings could adversely affect our liquidity by increasing the cost of debt and financial assurance instruments.
      Although downgrades of our bond ratings may not have an immediate impact on the cost of debt or our liquidity, they may impact the cost of debt and liquidity over the near to medium term. If the rating agencies downgrade our debt, this may increase the interest rate we must pay if we issue new debt, and it may even make it prohibitively expensive for us to issue new debt. If our debt ratings are downgraded, future access to financial assurance markets at a reasonable cost, or at all, also may be adversely impacted.

Risks Related to our Common Stock

Our common stock price may be volatile.
      Although our common stock has been traded on the New York Stock Exchange since December 30, 1998, we cannot assure you that there will be an active trading market or adequate liquidity for our common stock. The trading price of our common stock has been and may continue to be subject to wide fluctuations over short and long periods of time. Our common stock price may fluctuate in response to a number of events and factors, including:

•	quarterly or cyclical variations in financial results;

•	future announcements concerning our business;

•	changes in financial estimates and recommendations by securities analysts;

•	actions of competitors;

•	operating and stock price performance of companies that investors deem comparable to us;

•	market and industry perceptions of our success, or lack thereof, in pursuing our growth strategy;

•	prevailing interest rates;

•	changes in government regulation;

•	changes and developments affecting the non-hazardous solid waste industry;

•	general market conditions; and

•	natural disasters, terrorist attacks or acts of war.

Shares eligible for future sale may harm our common stock price.
      Sales of substantial numbers of additional shares of our common stock or any shares of our preferred stock, including sales of shares in connection with future acquisitions, or the perception that such sales could occur, may have a harmful effect on prevailing market prices for our common stock and our ability to raise additional capital in the financial markets at a time and price favorable to us. Our certificate of incorporation, as amended, provides that we have authority to issue 525 million shares of common stock. As of June 14, 2006, approximately 367.0 million shares of common stock were outstanding, approximately 22.9 million shares of common stock were issuable related to restricted stock units and the exercise of currently outstanding stock options, approximately 75.9 million additional shares of common stock were reserved for issuance upon the conversion of our outstanding Series D senior mandatory convertible preferred stock and approximately 11.3 million additional shares of common stock were reserved for issuance upon the conversion of our 4.25% senior subordinated convertible debentures due 2034.

Provisions in our charter documents and Delaware law could make it more difficult to acquire our company.
      Our certificate of incorporation, as amended, and bylaws contain provisions that may discourage, delay or prevent a third party from acquiring us, even if doing so would be beneficial to our stockholders. Our certificate of incorporation, as amended, and bylaws limit who may call special meetings of stockholders to the board of directors or a specifically authorized committee of the board and establish advance notice requirements for nominating candidates for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings. The certificate of incorporation, as amended, and the bylaws provide that the bylaws may be altered, amended or repealed by the board of directors.
      Pursuant to our certificate of incorporation, as amended, the board of directors may by resolution establish one or more series of preferred stock, having such number of shares, designation, relative voting rights, dividend rates, liquidation or other rights, preferences and limitations as may be fixed by the board of directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Allied.
      In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder.

We do not intend to pay cash dividends on our common stock in the foreseeable future.
      We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. Further, the terms of our senior credit facility currently prohibit us from paying cash dividends on our common stock. The terms of our indentures also restrict us from paying cash dividends on our common stock. Furthermore, we will be permitted under the terms of our debt agreements to incur additional indebtedness that may severely restrict or prohibit the payment of dividends. We cannot assure you that the agreements governing our current and future indebtedness will permit us to pay dividends on our common stock. In addition, under the terms of our Series D senior mandatory convertible preferred stock, we are restricted from paying any cash dividends on our common stock if we are not current in our dividend payments with respect to such preferred stock.

Our issuance of preferred stock could adversely affect holders of our common stock.
      Our board of directors is authorized to issue additional series of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

ACCOUNTING TREATMENT RELATING TO TRUST PREFERRED SECURITIES
      The financial statements of AWNA Trust will be consolidated with our financial statements. Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.
RATIO OF EARNINGS TO FIXED CHARGES
      Our ratio of earnings to fixed charges for the periods indicated are as follows:

											For the
											Three
											Months
											Ended
	For the Year Ended December 31,										March 31,

	2001		2002		2003		2004		2005		2005	2006

Ratio of earnings to fixed charges(1)	1.2	x	1.4	x	1.2	x	1.2	x	1.6	x	*	1.5	x
Ratio of earnings to fixed charges and preferred stock dividends(1)(2)	**		1.2	x	**		1.1	x	1.3	x	**	1.3	x

(1)	For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income from continuing operations before taxes and fixed charges for continuing operations (exclusive of preferred stock dividends). For purposes of calculating both ratios, fixed charges include interest expense, capitalized interest and the interest component of rent expense.

(2)	In December 2003, all of our Series A Senior Convertible Preferred Stock was exchanged for 110.5 million shares of common stock.

*	Earnings were insufficient to cover fixed charges by $3.8 million during the three months ended March 31, 2005.

**	Earnings were insufficient to cover fixed charges and preferred stock dividends by $292.9 million in 2001, $879.0 million in 2003 and $17.7 million during the three months ended March 31, 2005.

DESCRIPTION OF DEBT SECURITIES
      Allied Waste North America, Inc. will only issue debt securities and will not issue Preferred Stock, Common Stock, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units or Trust Preferred Securities. The debt securities will be direct obligations of ours, which may be secured or unsecured, and which may be senior, senior subordinated or subordinated indebtedness. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis, jointly and severally by Allied and the Subsidiary Guarantors. The debt securities will be issued under one or more indentures or indenture supplements between us and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures or supplemental indentures are summaries of certain anticipated provisions of the indentures or supplemental indentures and are not complete. We will file a copy of the indentures or supplemental indentures with the Commission at or before the time of the offering of the applicable series of debt securities. You should refer to those indentures or supplemental indentures for the complete terms of the debt securities.
General
      We may issue debt securities that rank “senior,” “senior subordinated” or “subordinated.” The debt securities that we refer to as “senior securities” will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with the senior subordinated notes and any other senior subordinated indebtedness. We refer to these as “senior subordinated securities.” We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “subordinated securities.” We have filed with the registration statement of which this prospectus is part, two separate forms of indenture, one for the senior securities and one for the senior subordinated and subordinated securities.
      We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.
      We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.
      The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

•	the aggregate principal amount of the securities;

•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•	if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•	the date from which interest may accrue and any interest payment dates;

•	any sinking fund requirements;

•	any provisions for redemption, including the redemption price and any remarketing arrangements;

•	whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated or book-entry form;

•	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•	whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•	whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•	the subordination provisions, if any, relating to the debt securities;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

•	the provisions relating to any security provided for the debt securities; and

•	the provisions relating to any guarantee of the debt securities.
      We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.
      Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.
Denominations, Interest, Registration and Transfer
      Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.
      Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

      If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix; or

•	in any other lawful manner, all as the applicable indenture describes.
      You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” It will also perform transfers.
      You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.
Merger, Consolidation or Sale of Assets
      Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, except as otherwise set forth in the prospectus supplement relating to the debt securities, we may not take any of these actions unless all the following conditions are met:

•	Immediately after the merger, sale of assets or other transaction we are not in default on the debt securities. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

•	If we merge out of existence or sell our assets, the other company must be a corporation, partnership or other entity organized under the laws of a State of the United States or the District of Columbia or under federal law. The other company must agree to be legally responsible for the debt securities.

•	If, as a result of transaction, our property or that of our restricted subsidiaries becomes subject to a lien prohibited by the indenture, we or the successor entity must secure the debt securities as required by the indenture.

•	We must deliver an officers’ certificate and opinion of counsel to the trustee as specified under the indenture.
Certain Covenants
      Provision of Financial Information. Except as otherwise set forth in the prospectus supplement relating to the debt securities, whether or not required by the rules and regulations of the Commission, so long as any debt securities are outstanding, we will furnish to the holders of debt securities:

•	all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if we were required to file these reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report by our independent registered public accounting firm; and

•	all financial information that would be required to be included in a Form 8-K filed with the Commission if we were required to file this report.
      In addition, except as otherwise set forth in the prospectus supplement relating to the debt securities, whether or not required by the rules and regulations of the Commission, we will file a copy of all such information and reports with the Commission for public availability, unless the Commission will not accept such a filing, and make this information available to investors who request it in writing.

      Additional Covenants. Any additional or different covenants, or modifications to the foregoing covenants, with respect to any series of debt securities will be set forth in the applicable prospectus supplement.
Events of Default and Related Matters
      Events of Default. Except as otherwise set forth in the prospectus supplement relating to the debt securities, the term “event of default” means any of the following:

•	We do not pay interest on a debt security within 30 days of its due date;

•	We do not pay the principal or any premium on a debt security on its due date;

•	We do not deposit any sinking fund payment on its due date;

•	We remain in breach of any other term of the applicable indenture for 60 days after we receive a notice of default stating we are in breach. The holders of 10% in principal amount of debt securities of the affected series may send the notice;

•	Default in the payment of any of our other indebtedness over a specified amount that results in the acceleration of the maturity of the indebtedness or constitutes a default in the payment of the indebtedness at final maturity, but only if the indebtedness is not discharged or the acceleration is not rescinded or annulled;

•	The rendering of a final judgment or judgments against us over a specified amount that remains unstayed, undischarged or unbonded for a period of 60 days thereafter;

•	We or one of our “significant subsidiaries” files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur;

•	Any other event of default described in the applicable prospectus supplement occurs.
      Except as otherwise set forth in the prospectus supplement relating to the debt securities, the term “significant subsidiary” means each of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act of 1933).
      Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. We call this a “declaration of acceleration of maturity.” If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.
      The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal, premium, or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.
      Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

      Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured;

•	The holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.
      However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.
      Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.
Modification of an Indenture
      There are three types of changes we can make to the indentures and the debt securities:
      Changes Requiring Your Approval. First, there are changes we cannot make to your debt securities without your specific approval. Except as otherwise set forth in the prospectus supplement relating to the debt securities, the following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture or to waive compliance with certain provisions of an indenture or to waive certain defaults;

•	reduce the percentage of holders of debt securities required for quorum or voting;

•	waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities; or

•	modify any of the foregoing provisions, or any of the provisions relating to the waiver of particular past defaults or particular covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.
      Changes Requiring a Majority Vote. The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.
      Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

      Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known, we will use a special rule for that security described in the applicable prospectus supplement. An example is if the principal amount is based on an index.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.
      Debt securities are not considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not eligible to vote if they have been fully defeased as described immediately below under “—Discharge, Defeasance and Covenant Defeasance — Full Defeasance.”
      A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case, upon notice given as provided in the indenture.
Discharge, Defeasance and Covenant Defeasance
      Discharge. We may discharge some obligations to holders of any series of debt securities by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.
      Full Defeasance. We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we put in place the following arrangements to repay you, except as otherwise set forth in the prospectus supplement relating to the debt securities:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion confirming the tax law change described above.
      If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.
      Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, except as otherwise set forth in the prospectus supplement relating to the debt securities, we must do the following:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.
      If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

•	Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

•	Any subordination provisions.

•	Certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.
      If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
Option to Defer Interest Payments or to Pay-in-Kind
      If provided in the applicable prospectus supplement, we will have the right, at any time and from time to time during the term of any series of debt securities, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that an extension period may not extend beyond the stated maturity of the final installment of principal of the series of debt securities. If provided in the applicable prospectus supplement, we will have the right, at any time and from time to time during the term of any series of debt securities, to make payments of interest by delivering additional debt securities of the same series. Certain material U.S. federal income tax consequences and special considerations applicable to the debt securities will be described in the applicable prospectus supplement.
Subordination
      We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities
      If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
      The description below summarizes the more important terms of our capital stock. We have previously filed with the Commission copies of our articles of incorporation and bylaws, as amended. See “Where You Can Find More Information.” You should refer to those documents for the complete terms of our capital stock. This summary is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.
General
      Our authorized capital stock consists of 525,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.10 per share.
Preferred Stock
      General. Our board of directors will determine the designations, preferences, limitations and relative rights of the 10,000,000 authorized shares of preferred stock. These include:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series;

•	the dividend rate on the shares of the series, any restriction, limitation or condition upon the payment of the dividends, whether dividends will be cumulative, and the dates on which dividends are payable;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

•	if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

•	whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange; provided that such exchange securities will not be registered under this registration statement. The exchange will be registered on a separate registration statement.
      The issuance of preferred stock, or the issuance of rights to purchase preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future.
      The following description of the preferred stock sets forth some general terms and provisions of the preferred stock to which a prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation, including any applicable certificates of designation, and our bylaws.

      The prospectus supplement will describe the specific terms as to each issuance of preferred stock, including:

•	the title of the preferred stock;

•	the number of shares of the preferred stock offered;

•	the voting rights of the holders of the preferred stock offered;

•	the offering price of the preferred stock;

•	the dividend rate, when dividends will be paid, or the method of determining the dividend rate if it is based on a formula or not otherwise fixed;

•	the date from which dividends on the preferred stock shall accumulate;

•	the provisions for any auctioning or remarketing, if any, of the preferred stock;

•	the provision, if any, for redemption or a sinking fund;

•	the liquidation preference per share;

•	any listing of the preferred stock on a securities exchange;

•	whether the preferred stock will be convertible and, if so, the security into which it is convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

•	whether interests in the preferred stock will be represented by depositary shares as more fully described under “Description of Depositary Shares”;

•	a discussion of federal income tax considerations;

•	the relative ranking and preferences of the preferred stock as to dividend and liquidation rights;

•	any limitations on issuance of any preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend and liquidation rights;

•	any limitations on direct or beneficial ownership and restrictions on transfer; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.
      As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.
      Rank. Unless our board of directors otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred stock will, with respect to dividend rights and rights upon liquidation, rank senior to all common stock.
      Dividends. Holders of preferred stock of each series will be entitled to receive cash and/or common stock and/or preferred stock dividends at the rates and on the dates shown in the applicable prospectus supplement. Even though the preferred stock may specify a fixed dividend, our board of directors must declare those dividends and they may be paid only out of assets legally available for payment. We will pay each dividend to holders of record as they appear on our stock transfer books on the record dates fixed by our board of directors. In the case of preferred stock represented by depositary receipts, the records of the depositary referred to under “Description of Depositary Shares” will determine the persons to whom dividends are payable.
      Dividends on any series of preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative dividends will be cumulative from and after the date shown in the applicable prospectus supplement. If our board of directors fails to declare a dividend on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a dividend in respect of the applicable dividend period, whether or not dividends on that series are declared payable in the future.
      If the applicable series is entitled to a cumulative dividend, except as otherwise set forth in the prospectus supplement, we may not declare, or pay or set aside for payment, any full dividends on any other series of preferred stock ranking, as to dividends, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative dividends on the applicable series for all past dividend periods and the then current dividend period. If the applicable series does not have a cumulative dividend, except as otherwise set forth in the prospectus supplement, we must declare, and pay or set aside for payment, full dividends for the then current dividend period only. When dividends are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to dividends with the applicable series, except as otherwise set forth in the prospectus supplement, we must declare, and pay or set aside for payment, all dividends upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid dividends of the several series. For these purposes, accrued and unpaid dividends do not include unpaid dividend periods on noncumulative preferred stock. Except as otherwise set forth in the prospectus supplement, no interest will be payable in respect of any dividend payment that may be in arrears.
      Except as provided in the immediately preceding paragraph or in the applicable prospectus supplement, unless we declare, and pay or set aside for payment, full cumulative dividends, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any dividends or other distributions upon common stock or any other capital stock ranking junior to or on a parity with the applicable series as to dividends or upon liquidation. Except as otherwise set forth in the prospectus supplement, the foregoing restriction does not apply to dividends or other distributions paid in common stock or other capital stock ranking junior to the applicable series as to dividends and upon liquidation.
      If the applicable series is noncumulative, except as otherwise set forth in the prospectus supplement, we need only declare, and pay or set aside for payment, the dividend for the then current period, before declaring dividends or distributions on common stock or junior or parity securities. In addition, under the circumstances that we could not declare a dividend, we may not redeem, purchase or otherwise acquire for any consideration any common stock or other parity or junior capital stock, except upon conversion into or exchange for common stock or other junior capital stock. Except as otherwise set forth in the prospectus supplement, we may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred stock.
      Except as otherwise set forth in the prospectus supplement, we will credit any dividend payment made on an applicable series first against the earliest accrued but unpaid dividend due with respect to the series.
      Redemption. We may have the right or may be required to redeem one or more series of preferred stock, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.
      If a series of preferred stock is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. Except as otherwise set forth in the prospectus supplement, the redemption price will include all accrued and unpaid dividends, except in the case of a noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of our issuance of capital stock, the terms of the preferred stock may provide that, if no capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock shall automatically and mandatorily be converted into shares of capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.
      Liquidation Preference. The applicable prospectus supplement will show the liquidation preference of the applicable series. Except as otherwise set forth in the prospectus supplement, upon any voluntary or involuntary liquidation, before any distribution may be made to the holders of common stock or any other capital stock ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of assets of ours legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all dividends accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid dividends include only the then current dividend period. After payment of the full amount of the liquidating distributions to which they are entitled, except as otherwise set forth in the prospectus supplement, the holders of preferred stock will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of preferred stock, except as otherwise set forth in the prospectus supplement, our remaining assets will be distributed among the holders of any other capital stock ranking junior to the preferred stock upon liquidation, according to their rights and preferences and in each case according to their number of shares.
      Except as otherwise set forth in the prospectus supplement, if, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of an applicable series and the corresponding amounts payable on all shares of other capital stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking capital stock shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.
      Except as otherwise set forth in the prospectus supplement, for these purposes, our consolidation or merger with or into any other corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute our liquidation.
      Voting Rights. Holders of the preferred stock will not have any voting rights, except as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.
      As more fully described under “Description of Depositary Shares,” if we elect to issue Depositary Shares, each representing a fraction of a share of a series, each holder will, in effect, be entitled to the fraction of a vote per Depositary Share.
      Conversion Rights. We will show in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred stock into common stock or any other class or series of capital stock. The terms will include the number of shares of common stock or other securities into which the shares are convertible, the conversion price, or the manner of determining it, the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.
      Our Exchange Rights. We will show in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred stock for debt securities. If an exchange is required, except as otherwise set forth in the prospectus supplement, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred stock. Except as otherwise set forth in the prospectus supplement, the other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred stock being exchanged. No exchange securities will be registered pursuant to this registration statement to satisfy any exchange obligations, and such exchange will be registered pursuant to a separate registration statement.
Common Stock
      Voting Rights. Holders of common stock are entitled to one vote per share on each matter to be decided by the stockholders, subject to the rights of holders of any series of preferred stock that may be outstanding from time to time. This provision of our bylaws may only be modified by amendment adopted by the stockholders. There are no cumulative voting rights in the election of directors. Accordingly, the holders of a majority of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

      Dividend Rights and Limitations. Except as otherwise set forth in the prospectus supplement, holders of common stock will be entitled to receive ratably the dividends, if any, as the board of directors may declare from time to time out of funds legally available for this purpose.
      Except as otherwise set forth in the prospectus supplement, dividends and other distributions on common stock are also subject to the rights of holders of any series of preferred stock that may be outstanding from time to time and to the restrictions in our credit agreement and indentures.
      Liquidation Rights. Except as otherwise set forth in the prospectus supplement, in the event of liquidation, dissolution or winding up of our affairs, after payment or provision for payment of all of our debts and obligations and any preferential distributions to holders of shares of preferred stock, if any, the holders of the common stock will be entitled to share ratably in our remaining assets available for distribution.
      Miscellaneous. All outstanding shares of common stock are validly issued, fully paid and nonassessable. Our board of directors has the power to issue shares of authorized but unissued common stock without further stockholder action. The issuance of these unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares of common stock. The holders of common stock have no preemptive, subscription, redemption or conversion rights.
      Reference is made to the applicable prospectus supplement relating to the common stock offered by that prospectus supplement for specific terms, including:

•	amount and number of shares offered;

•	the initial offering price, if any, and market price; and

•	information with respect to dividends.
DESCRIPTION OF DEPOSITARY SHARES
General
      The description shown below, and in any applicable prospectus supplement of certain provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares, does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each applicable series of preferred stock. The deposit agreement and the depositary receipts contain the full legal text of the matters described in this section. We will file a copy of those documents with the Commission at or before the time of the offering of the applicable series of depositary shares. This summary also is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.
      We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.
      The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Dividends and Other Distributions
      Except as otherwise set forth in the prospectus supplement, a depositary will be required to distribute all cash dividends or other cash distributions received in respect of the applicable preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Except as otherwise set forth in the prospectus supplement, fractions will be rounded down to the nearest whole cent.
      Except as otherwise set forth in the prospectus supplement, if the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, except as otherwise set forth in the prospectus supplement, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
      Except as otherwise set forth in the prospectus supplement, no distributions will be made on any depositary shares that represent preferred stock converted or exchanged. Except as otherwise set forth in the prospectus supplement, the deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock will be made available to holders of depositary shares. Except as otherwise set forth in the prospectus supplement, all distributions are subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
Withdrawal of Preferred Stock
      Except as otherwise set forth in the prospectus supplement, you may receive the number of whole shares of your series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Except as otherwise set forth in the prospectus supplement, partial shares of preferred stock will not be issued. Except as otherwise set forth in the prospectus supplement, if the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred stock, except as otherwise set forth in the prospectus supplement, you will not be entitled to re-deposit that preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.
Redemption of Depositary Shares
      If we redeem a series of the preferred stock underlying the depositary shares, except as otherwise set forth in the prospectus supplement, the depositary will redeem those shares from the redemption proceeds received by it. Except as otherwise set forth in the prospectus supplement, the depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares at their addresses appearing in the depositary’s books. Except as otherwise set forth in the prospectus supplement, the redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Except as otherwise set forth in the prospectus supplement, the redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, except as otherwise set forth in the prospectus supplement, the depositary will select the depositary shares for redemption by lot or pro rata as the depositary may determine.
      Except as otherwise set forth in the prospectus supplement, after the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. Except as otherwise set forth in the prospectus supplement, all rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Except as otherwise set forth in the prospectus supplement, receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.
Voting of the Preferred Stock
      Except as otherwise set forth in the prospectus supplement, upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Except as otherwise set forth in the prospectus supplement, each record holder of depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. Except as otherwise set forth in the prospectus supplement, if you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares.
Liquidation Preference
      Except as otherwise set forth in the prospectus supplement, upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as shown in the applicable prospectus supplement.
Conversion or Exchange of Preferred Stock
      Except as otherwise set forth in the prospectus supplement, the depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. If so specified in the prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the exchange of the preferred stock represented by the depositary shares into our debt securities. Except as otherwise set forth in the prospectus supplement, we will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effect the conversion or exchange. If you are converting only a part of the depositary shares, except as otherwise set forth in the prospectus supplement, the depositary will issue you a new depositary receipt for any unconverted depositary shares.
Taxation
      As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred stock represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred stock. In addition:

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement;

•	the tax basis of each share of preferred stock issued to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged, for the preferred stock; and

•	if you held the depositary shares as a capital asset at the time of the exchange for preferred stock, the holding period for shares of the preferred stock will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement
      Except as otherwise set forth in the prospectus supplement, we and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. Except as otherwise set forth in the prospectus supplement, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Except as otherwise set forth in the prospectus supplement, every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement as amended.
      Except as otherwise set forth in the prospectus supplement, any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When that occurs, except as otherwise set forth in the prospectus supplement, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, except as otherwise set forth in the prospectus supplement, a deposit agreement will automatically terminate if:

•	all depositary shares outstanding under it shall have been redeemed;

•	there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution shall have been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

•	each of the shares of related preferred stock shall have been converted or exchanged into securities not represented by depositary shares.
Charges of a Depositary
      Except as otherwise set forth in the prospectus supplement, we will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, except as otherwise set forth in the prospectus supplement, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, except as otherwise set forth in the prospectus supplement, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.
Resignation and Removal of Depositary
      A depositary may resign at any time by delivering to us notice of its election to do so. In addition, except as otherwise set forth in the prospectus supplement, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. Except as otherwise set forth in the prospectus supplement, we must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. Except as otherwise set forth in the prospectus supplement, a depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.
Miscellaneous
      Except as otherwise set forth in the prospectus supplement, a depositary will be required to forward to holders of depositary receipts any reports and communications from us that are received by it with respect to the related preferred stock.
      Except as otherwise set forth in the prospectus supplement, neither a depositary nor we will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Except as otherwise set forth in the prospectus supplement, our obligations and those of the depositary under a deposit agreement will be limited to performing their duties in good faith and without gross negligence or willful misconduct. Except as otherwise set forth in the prospectus supplement, neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. Except as otherwise set forth in the prospectus supplement, we and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.
      If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, except as otherwise set forth in the prospectus supplement, the depositary shall be entitled to act on the claims, requests or instructions received from us.
DESCRIPTION OF WARRANTS
      We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares or common stock. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the warrants and the warrant agreement with the Commission at or before the time of the offering of the applicable series of warrants.
      In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

•	the offering price;

•	the number of warrants offered;

•	the securities underlying the warrants;

•	the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will deem the warrants to be automatically exercised;

•	the date on which the warrants will expire;

•	federal income tax consequences;

•	the rights, if any, we have to redeem the warrant;

•	the name of the warrant agent; and

•	the other terms of the warrants.
      Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Except as otherwise set forth in the prospectus supplement, before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
      Except as otherwise set forth in the prospectus supplement, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, except as otherwise set forth in the prospectus supplement, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Except as otherwise set forth in the prospectus supplement, every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to herein as “stock purchase contracts.” The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities or trust preferred securities, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.
      The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.
DESCRIPTION OF TRUST PREFERRED SECURITIES
      AWNA Trust will only issue Trust Preferred Securities and will not issue any debt securities, Preferred Stock, Common Stock, Warrants, Depositary Shares, Stock Purchase Contracts or Stock Purchase Units. The terms of the trust preferred securities will include those stated in the declaration of trust (as it may be amended and restated from time to time) and those made a part of that declaration by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to the declaration of trust and the trust preferred securities are summaries of certain anticipated provisions of the declaration of trust and the trust preferred securities and are not complete. This summary is subject to and qualified by reference to the description of the particular terms of the trust preferred securities described in the applicable prospectus supplement.
      We have previously filed with the Commission copies of the form of the declaration of trust. Please read “Where You Can Find More Information.”
      The prospectus supplement relating to trust preferred securities will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•	the annual distribution rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

•	whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

•	the amounts that will be paid out of the assets of the trust, after the satisfaction of liabilities to creditors of the trust, to the holders of trust preferred securities upon dissolution;

•	any repurchase, redemption or exchange provisions;

•	any preference or subordination rights upon a default or liquidation of the trust;

•	any voting rights of the trust preferred securities in addition to those required by law;

•	terms for any conversion or exchange of the debt securities or the trust preferred securities into other securities;

•	any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities; and

•	any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.
      The trust preferred securities may not be convertible into other securities that have not been registered under this registration statement unless the trust preferred securities convertible into such other securities are not legally convertible immediately or within one year of the date of sale of such trust preferred securities.
      Except as otherwise set forth in the prospectus supplement, the trustees, on behalf of the trust and pursuant to the declaration of trust, will issue one class of trust preferred securities and one class of trust common securities. The trust securities will represent undivided beneficial ownership interests in the assets of the trust.
      Except as otherwise set forth in the prospectus supplement, the trust preferred securities will rank equally, and payments will be made thereon proportionately, with the trust common securities. Except as otherwise set forth in the prospectus supplement, the property trustee of the trust will hold legal title to the debt securities in trust for the benefit of the holders of the trust securities. Except as otherwise set forth in the prospectus supplement, we will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The guarantee will guarantee the payment of distributions (as defined below) or any amounts payable on redemption or liquidation of the trust preferred securities when the trust does not have funds on hand available to make such payments.
      In the prospectus supplement, we will also describe certain material United States federal income tax consequences and special considerations applicable to the trust preferred securities.
The Trust Preferred Securities Guarantee
      Except as otherwise set forth in the prospectus supplement, Allied will fully and unconditionally guarantee payments on the trust preferred securities as described in this section. The guarantee covers the following payments:

•	periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust;

•	payments on dissolution of each trust; and

•	payments on redemption of trust preferred securities of each trust.
      U.S. Bank National Association, as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.
      We have summarized selected provisions of the guarantee below. This summary is not complete. For a complete description, we encourage you to read the guarantee, the form of which we have filed with the Commission. Please read “Where You Can Find More Information.”
      Except as otherwise set forth in the prospectus supplement, Allied will irrevocably and unconditionally agree to pay you in full the following amounts to the extent not paid by the trust:

•	any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that Allied has made corresponding payments on the debt securities to the property trustee of the trust; and

•	payments upon the dissolution of the trust equal to the lesser of:

•	the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments; and

•	the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.
      Allied will not be required to make these liquidation payments if.

•	the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

•	the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.
      Except as otherwise set forth in the prospectus supplement, Allied may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.
      Except as otherwise set forth in the prospectus supplement, each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. EXCEPT AS OTHERWISE SET FORTH IN THE PROSPECTUS SUPPLEMENT, THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT ALLIED HAS MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. EXCEPT AS OTHERWISE SET FORTH IN THE PROSPECTUS SUPPLEMENT, IF ALLIED DOES NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND ALLIED WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.
      Allied’s obligations under the declaration of trust for each trust, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities. We will describe the specific terms of the guarantee in a prospectus supplement.

Covenants of Allied
      Except as otherwise set forth in the prospectus supplement, in the guarantee, Allied will agree that, as long as any trust preferred securities issued by the trust are outstanding, Allied will not make the payments and distributions described below if:

•	it is in default on its guarantee payments or other payment obligations under the guarantee;

•	any trust enforcement event under the declaration of trust has occurred and is continuing; or

•	Allied has elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing.
      Except as otherwise set forth in the prospectus supplement, in these circumstances, Allied will agree that it will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock;

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the debt securities or make any guarantee payments with respect to any guarantee by Allied of the debt of any subsidiary of Allied if such guarantee ranks equally with or junior in interest to the debt securities.

      However, except as otherwise set forth in the prospectus supplement, even during such circumstances, Allied may:

•	purchase or acquire its capital stock in connection with the satisfaction by it of its obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring it to purchase its capital stock;

•	reclassify its capital stock or exchange or convert one class or series of its capital stock for another class or series of its capital stock;

•	purchase fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	declare dividends or distributions in its capital stock;

•	redeem or repurchase any rights pursuant to a rights agreement; and

•	make payments under the guarantee related to the trust preferred securities.
      In addition, as long as trust preferred securities issued by any trust are outstanding and except as otherwise set forth in the prospectus supplement, Allied will agree that it will:

•	remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust;

•	permit the trust common securities of that trust to be transferred only as permitted by the declaration of trust;

•	use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the declaration of trust, in which case the trust would be dissolved.

Amendments and Assignment
      Except as otherwise set forth in the prospectus supplement, Allied and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect. In all other cases and except as otherwise set forth in the prospectus supplement, Allied and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust.
      Except as otherwise set forth in the prospectus supplement, Allied may assign its obligations under the guarantee only in connection with a consolidation, merger or asset sale involving Allied permitted under the indenture governing the debt securities.

Termination of the Guarantee
      Except as otherwise set forth in the prospectus supplement, a guarantee will terminate upon:

•	full payment of the redemption price of all trust preferred securities of the applicable trust;

•	distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and trust common securities of that trust in exchange for all the securities issued by that trust; or

•	full payment of the amounts payable upon liquidation of that trust.

      The guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

Status of the Guarantee
      Except as otherwise set forth in the prospectus supplement, Allied’s obligations under the guarantee will be unsecured and effectively junior to all debt and preferred stock of its subsidiaries. BY YOUR ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, YOU AGREE TO ANY SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE. We will specify in a prospectus supplement the ranking of the guarantee with respect to Allied’s capital stock and other liabilities, including other guarantees.
      Except as otherwise set forth in the prospectus supplement, the guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable guarantee trustee; or

•	exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.
      The guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against Allied to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.
      Except as otherwise set forth in the prospectus supplement, if the guarantee trustee fails to enforce the guarantee or Allied fails to make a guarantee payment, you may institute a legal proceeding directly against Allied to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

Periodic Reports Under Guarantee
      Except as otherwise set forth in the prospectus supplement, Allied will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantees.

Duties of Guarantee Trustee
      Except as otherwise set forth in the prospectus supplement, the guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantee does not contain any implied covenants. If a default occurs on the guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Except as otherwise set forth in the prospectus supplement, the guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

Governing Law
      New York law will govern the guarantee.

PLAN OF DISTRIBUTION
      Securities may be sold to one or more underwriters for public offering and sale by them and to investors directly or through agents. Any underwriter or agent involved in the offer and sale of securities will be named in the applicable prospectus supplement to the extent required. The right is reserved to sell or exchange securities directly to investors in those jurisdictions where we are authorized to do so.
      The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
      From time to time, dealers may be authorized, acting as agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement to the extent required. In connection with the sale of securities, underwriters may be compensated in the form of underwriting discounts or commissions. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
      We will describe in the applicable prospectus supplement any compensation that may be paid to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.
      To the extent that sales are made through one or more underwriters or agents in at-the-market offerings, it will be done pursuant to the terms of a distribution agreement with the underwriters or agents. If there are at-the-market sales pursuant to a distribution agreement, shares of our common stock will be sold to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.
      We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.
      To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
      Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business for which they receive compensation.
LEGAL MATTERS
      Latham & Watkins LLP, New York, New York will issue an opinion about certain legal matters with respect to the enforceability of Debt Securities, the validity of Preferred Stock, the validity of Common Stock, the enforceability of Debt and Equity Warrants, the enforceability of Depositary Shares, the enforceability of Stock Purchase Contracts and the enforceability of Stock Purchase Units for us. Certain matters relating to Delaware law regarding the validity of the trust preferred securities will be issued by Dorsey & Whitney LLP. Any underwriters will be advised about the other issues relating to any offering by their own legal counsel.
EXPERTS
      The consolidated financial statements as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement on Form S-3 by reference to the Annual Report on Form 10-K of Allied Waste Industries, Inc. for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
      The consolidated financial statements of Browning-Ferris Industries, LLC (BFI) as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 incorporated in this Registration Statement on Form S-3 by reference to the Annual Report on Form 10-K of Allied Waste Industries, Inc. for the year ended December 31, 2005 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to BFI’s restatement of its financial statements as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ALLIED WASTE INDUSTRIES, INC.
ALLIED WASTE NORTH AMERICA, INC.
AWNA TRUST
Debt Securities, Preferred Stock, Common Stock,
Debt and Equity Warrants, Depositary Shares, Stock Purchase Contracts,
Stock Purchase Units and Trust Preferred Securities

PROSPECTUS

June 16, 2006